                                                 EXHIBIT 10.1

FOURTEENTH AMENDMENT TO THE
PIONEER NATURAL RESOURCES USA, INC.
401(k) AND MATCHING PLAN
(Amended and Restated Effective as of January 1, 2013)

THIS FOURTEENTH AMENDMENT is made and entered into by Pioneer Natural Resources USA, Inc. (the “Company”):
WITNESSETH:
WHEREAS, the Company maintains the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the “Plan”);
WHEREAS, pursuant to Section 8.3 of the Plan, the Benefit Plan Design Committee (the “Committee”) of the Company maintains the authority to amend the Plan at any time; and
WHEREAS, the Committee desires to amend the Plan to provide for full and immediate vesting in any employer-derived benefits accrued under the Plan for certain employees who (i) elected to participate in the Pioneer Natural Resources Voluntary Separation Program on or before April 23, 2019 or (ii) are involuntarily terminated in connection with the One Basin reorganization or the sale of the South Texas assets.
NOW THEREFORE, the Plan is hereby amended as follows.

1.	Section 5.3(t) is hereby added to the Plan as follows:
(t)    Any provision of this Plan to the contrary notwithstanding, the amounts credited to the Employer Account of a Participant who is specifically designated by the Vice President, Human Resources of the Company as electing to participate in the Pioneer Natural Resources Voluntary Separation Program on or before April 23, 2019 shall become fully vested and nonforfeitable on the date of separation.

2.	Section 5.3(u) is hereby added to the Plan as follows:
(u)    Any provision of this Plan to the contrary notwithstanding, the amounts credited to the Employer Account of a Participant who is specifically designated by the Vice President, Human Resources of the Company as being involuntarily terminated in connection with the One Basin reorganization shall become fully vested and nonforfeitable on the date of such involuntary termination.

3.	Section 5.3(v) of the Plan is hereby amended as follows:
(u)    Any provision of this Plan to the contrary notwithstanding, the amounts credited to the Employer Account of a Participant who is specifically designated by the Vice President, Human Resources of the Company as being involuntarily terminated in connection with the sale of the South Texas assets shall become fully vested and nonforfeitable on the date of such involuntary termination.

NOW, THEREFORE, be it further provided that except as provided above, the Plan shall continue to read in its current state.
IN WITNESS WHEREOF, the Company has executed this Fourteenth Amendment this 10th day of May 2019 to be effective as specified above.

PIONEER NATURAL RESOURCES USA, INC.

By:	/s/ Tyson L. Taylor
Tyson L. Taylor
Vice President, Human Resources